                                                                    Exhibit 99.2

                            HOME SAVINGS BANK, SSB
                              1311 Carolina Avenue
                        Washington, North Carolina 27889
                                 (919) 946-4178


                      NOTICE OF SPECIAL MEETING OF MEMBERS

     Notice is hereby given that a Special Meeting of Members (the "Special Meeting") of Home Savings Bank, SSB (the "Bank") will be held at the office of the Bank located at 1311 Carolina Avenue, Washington, North Carolina, on _____________, 1997 at __:__ _.m. Business to be taken up at the Special Meeting shall be:

     (1) To consider and vote upon a Plan of Conversion providing for the conversion of the Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Converted Bank") as a wholly owned subsidiary of NewSouth Bancorp, Inc., a newly organized Delaware corporation formed by the Bank for the purpose of becoming the holding company for the Converted Bank, the subsequent conversion of the Converted Bank to a North Carolina commercial bank under the name "NewSouth Bank" and the related transactions provided for in such plan, including the adoption of an Amended and Restated Certificate of Incorporation and Bylaws for the Converted Bank and the adoption of an Amended and Restated Certificate of Incorporation and Bylaws for NewSouth Bank, pursuant to the laws of the State of North Carolina and the Rules and Regulations administered by the Federal Deposit Insurance Corporation and the State of North Carolina.

     (2) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

     Note: As of the date of mailing of this Notice of Special Meeting of Members, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

     The members entitled to vote at the Special Meeting shall be those members of the Bank at the close of business on ____________, 1997, who continue as members until the Special Meeting and, should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof.

                           BY ORDER OF THE BOARD OF DIRECTORS



                           William L. Wall
                           Secretary
____________, 1997
Washington, North Carolina


                       ---------------------------------

     YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY
MATERIAL AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                             HOME SAVINGS BANK, SSB
                              1311 Carolina Avenue
                        Washington, North Carolina 27889
                                 (919) 946-4178


                                PROXY STATEMENT

          YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF HOME SAVINGS BANK, SSB FOR USE AT A SPECIAL MEETING OF ITS MEMBERS TO BE HELD ON _____________, 1997 AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE PLAN OF CONVERSION.

                                SUMMARY OVERVIEW

          The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements and related Notes appearing elsewhere herein or in the Prospectus.

The Bank:                     Home Savings Bank, SSB is a North Carolina-
                              chartered mutual savings bank.

The Company:                  NewSouth Bancorp, Inc., a proposed one-bank
                              holding company.

The Commercial Bank:          Immediately following the conversion of Home
                              Savings Bank, SSB into a North Carolina-chartered stock savings bank, the Bank will convert to a North Carolina commercial bank to be known as NewSouth Bank

Plan of Conversion:           Pursuant to the Plan of Conversion, the Bank will
                              convert to a North Carolina-chartered stock form savings bank as a subsidiary of the Company and immediately thereafter convert to a North Carolina commercial bank to be known as NewSouth Bank. See
                              "The Conversion" in the Prospectus.

The Offerings:                The Bank is offering a minimum of 1,870,000 shares
                              and a maximum of 2,530,000 shares of Common Stock.
                              The maximum number of shares sold in the Offerings may be increased to up to 2,909,500 shares without a resolicitation of subscribers. The Subscription
                              Offering is expected to terminate at 12:00 noon, Eastern Time, on __________, 1997. See "The
                              Conversion -- Stock Pricing and Number of Shares to be Issued" in the Prospectus. The Community
                              Offering or any Syndicated Community Offering may be commenced at any time during the Subscription
                              Offering and, if commenced, must be completed within 45 days after the close of the Subscription
                              Offering, or ______________, 1997, unless extended by the Bank and the Company with regulatory approval.

Purchase Price:               The shares of Common Stock are being offered at a
                              purchase price of $15.00 per share.

Plan of Distribution:         Subject to the limitations and restrictions
                              described herein, shares of Common Stock are being offered in the Subscription Offering in descending order of priority to (i) Eligible Account Holders;
                              (ii) the ESOP; (iii) Supplemental Eligible Account
                              Holders; and (iv) Other Members. The Company also may offer shares of Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering and, if necessary, in the Syndicated Community Offering.

Purchase Limitations:         The Plan sets forth various purchase limitations.
                              Generally, except for the Employee Stock Ownership
                              Plan ("ESOP"), which intends to purchase 8% of the total number of shares of Common Stock issued in the Stock Conversion, no Eligible Account Holder,
                              Supplemental Eligible Account Holder or Other
                              Member, including individuals on a join account, may purchase in their capacity as such in the Subscription Offering more than 20,000 shares, or $300,000, of Common Stock. No person, including associates of and persons acting in concert with such person, may purchase in the Community
                              Offering more than 20,000 shares, or $300,000, of Common Stock. No person or entity, together with associates or persons acting in concert, may purchase more than 40,000 shares, or $600,000, of the Common Stock in the Stock Conversion. The minimum purchase is 25 shares. See "The
                              Conversion -- Subscription Rights," "-- Community
                              Offering" and "-- Limitations on Purchases of
                              Shares" in the Prospectus.

Independent Valuation:        The shares of Common Stock to be issued in the
                              Offering will be issued at an aggregate purchase price which is determined in accordance with an independent appraisal prepared by Ferguson & Co., LLP. See "The Conversion -- Stock Pricing and
                              Number of Shares to be Issued" in the Prospectus.

Use of Proceeds:              The Company will purchase capital stock of the
                              Bank in exchange for 50% of the net proceeds after deducting the cost of the ESOP loan. The Company intends to use a portion of the net proceeds retained by it to make a loan directly to the ESOP to enable the ESOP to purchase Common Stock. The remaining net proceeds retained by the Company initially will be invested in short-term and intermediate-term securities. Funds received by the Bank from the Company's purchase of its capital stock will become part of the Converted
                              Bank's (or Commercial Bank's) general corporate funds to be used for its business activities. See
                              "Use of Proceeds" in the Prospectus.

Market for Common Stock       The Company has received conditional approval to
                              have its Common Stock listed on the Nasdaq
                              National Market System under the symbol "NSBC."
                              See "Market for the Common Stock" in the Prospectus.

Benefits of Conversion
to Management:                The Company's directors and executive officers
                              will receive certain additional benefits as a result of the Conversion. See "Management of the Bank -- Certain Plans and Agreements" in the
                              Prospectus.

Risk Factors:                 See "Risk Factors" in the Prospectus for a
                              discussion of certain factors that should be considered by prospective investors.

Board of Director's
Recommendation:               The Board of Directors unanimously recommends that
                              depositors entitled to vote on the Plan vote "FOR" the Plan. The Board makes no recommendations regarding the suitability of investment in the Common Stock.


                         PURPOSE OF MEETING -- SUMMARY

     A Special Meeting of Members (the "Special Meeting") of Home Savings Bank, SSB (the "Bank") will be held at the office of the Bank located at 1311 Carolina Avenue, Washington, North Carolina on _________, _____________, 1997, at __:__
_.m., Eastern Time, for the purpose of considering and voting upon a Plan of Conversion (the "Plan"), which was unanimously adopted by the Bank's Board of Directors and which, if approved by a majority of the total votes eligible to be cast by the members, will permit the Bank to convert from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Converted Bank") as a wholly owned subsidiary of NewSouth Bancorp, Inc. (the "Company"), a Delaware corporation formed by the Bank for the purpose of becoming the holding company for the Bank. Immediately thereafter, the Converted Bank will convert from a North Carolina-chartered stock savings bank to a North Carolina-chartered commercial bank under the name "NewSouth Bank" (the "Commercial Bank"). The conversion of the Bank to the Converted Bank and the acquisition of control of the Converted Bank by the Company are collectively referred to herein as the "Stock Conversion;" the conversion of the Converted Bank to the Commercial Bank is referred to herein as the "Bank Conversion;" the Stock Conversion and the Bank Conversion are referred to collectively herein as
the "Conversion."   The Conversion is contingent upon the members' approval of the Plan at the Special Meeting or any adjournment thereof.

     The Plan provides in part that after receiving final authorization from the Administrator, Savings Institutions Division, North Carolina Department of Commerce (the "Administrator"), the Company will offer for sale shares of its common stock, par value $.01 per share (the "Common Stock"), through the issuance of nontransferable subscription rights, first to depositors as of June 30, 1992 with $50.00 or more on deposit in the Bank on that date ("Eligible Account Holders"), second to the Company's Employee Stock Ownership Plan (the "ESOP") (a tax-qualified employee stock benefit plan of the Company, as defined in the Plan), third to depositors with $50.00 or more on deposit in the Bank on ___________, 1996, the last day of the calendar quarter preceding approval of the Plan by the Administrator ("Supplemental Eligible Account Holders"), and fourth to other members entitled to vote at the Special Meeting ("Other Members") (the "Subscription Offering"). Subscription rights received in any of the foregoing categories will be subordinated to the subscription rights of those in a prior category, with the exception that any shares of Common Stock sold in excess of the high end of the estimated value range as established in an independent appraisal, as discussed below, may be first sold to the ESOP. The Company may offer any shares remaining after the Subscription Offering to certain members of the general public in a community offering (the "Community Offering"). In the Community Offering, preference will be given to natural persons and trusts of natural persons who are permanent residents of Beaufort, Craven, Lenoir, Nash, Pasquotank and Pitt Counties in North Carolina (the "Local Community"). Any shares of Common Stock not purchased in the Subscription and Community Offerings may be sold as part of a community offering on a best efforts basis by a selling group of selected broker-dealers to be managed by
Trident Securities, Inc. (the "Syndicated Community Offering").   The
aggregate price of the Common Stock to be issued by the Company under the Plan is currently estimated to be between $26,775,000 and $36,225,000, subject to adjustment, as determined by an independent appraisal of the Bank's estimated pro forma market value as converted and as a wholly owned subsidiary of the Company. See "The Conversion -- Stock Pricing and Number of Shares to be Issued" in the accompanying Prospectus.

     Adoption of the proposed Amended and Restated Certificate of Incorporation and Bylaws of the Converted Bank and the proposed Amended and Restated Certificate of Incorporation and Bylaws of the Commercial Bank is an integral part of the Plan. Copies of the Plan and the proposed Amended and Restated Certificate of Incorporation and Bylaws for the Converted Bank and the proposed Amended and Restated Certificate of Incorporation and Bylaws of the Commercial Bank are attached to this Proxy Statement as exhibits. These documents provide, among other things, for the termination of voting rights of members and their rights to receive any surplus remaining in the event of liquidation of the Bank. These rights, except for the rights of Eligible Account Holders and Supplemental Eligible Account Holders in the liquidation account established for their benefit upon completion of the Stock Conversion, will vest exclusively in the Company as the sole holder of the Converted Bank's or Commercial Bank's outstanding capital stock. For further information, see "The Conversion -- Effect of Conversion to Stock Form on Depositors and Borrowers of the Bank" in the accompanying Prospectus.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION. VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY PERSON TO PURCHASE STOCK.

     The Conversion will be accomplished through adoption of an Amended and Restated Certificate of Incorporation and Bylaws to authorize the issuance of capital stock by the Bank to the Company. Immediately following consummation of the Stock Conversion, the Company, as the sole stockholder of the Converted Bank, shall approve the Bank Conversion, and the Converted Bank shall take such actions as may be necessary to consummate the Bank Conversion. Under the Plan, 2,415,000 shares of the Common Stock, subject to adjustment, are being offered for sale by the Company. Upon completion of the Stock Conversion, the Converted Bank will issue all of its newly issued shares of capital stock to the Company in exchange for at least 50% of the net proceeds of the Stock Conversion, after deducting the cost of the ESOP loan. None of the Bank's assets will be distributed in order to effect the Conversion other than to pay expenses incident thereto.

     The net proceeds from the sale of Common Stock in the Stock Conversion will substantially increase the Bank's capital, which will increase the amount of funds available for lending and investment, and support current operations and the continued growth of the Bank's business. The holding company structure will provide greater flexibility than the Bank alone would have for diversification of business activities and expansion. Management believes that this increased capital and operating flexibility will enable the Bank to compete more effectively with other types of financial service organizations. Management also believes that the Conversion will enhance the future access of the Company and the Converted Bank and the Commercial Bank to the capital markets and will afford depositors and others the opportunity to become stockholders of the Company and thereby participate in any future growth of the Converted Bank and the Commercial Bank.

     The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable North Carolina statutes and regulations and the policies and regulations of the State Banking Commission of North Carolina to complete the conversion of the Converted Bank to a North Carolina commercial bank, including without limitation the approval of the Bank Conversion by the Company, as the sole stockholder of the Converted Bank. Upon completion of all such actions, the Converted Bank will be and become the Commercial Bank. The Bank Conversion shall be consummated immediately following the consummation of the Stock Conversion.

                             NEWSOUTH BANCORP, INC.

     NewSouth Bancorp, Inc. was incorporated under the laws of the State of Delaware in November 1996 at the direction of the Board of Directors of the Bank for the purpose of serving as a bank holding company of the Commercial Bank following the Bank Conversion. The Company has received approval from the Federal Reserve Board for approval to retain control of the Commercial Bank following the Bank Conversion. Prior to the Conversion, the Company has not engaged and will not engage in any material operations. Upon consummation of the Conversion, the Company will have no significant assets other than the outstanding capital stock of the Converted Bank (and the Commercial Bank following the Bank Conversion), up to 50% of the net proceeds of the Stock Conversion (after deducting amounts infused into the Bank and used to fund the ESOP) and a note receivable from the ESOP. Upon consummation of the Conversion, the Company's principal business will be overseeing the business of the Commercial Bank and investing the portion of the net Stock Conversion proceeds retained by it.

     As a holding company, the Company will have greater flexibility than the Bank to diversify its business activities through existing or newly formed subsidiaries or through acquisition of or merger with other financial institutions, although the Company currently does not have any plans, agreements, arrangements or understandings with respect to any such acquisitions or mergers. After the Stock Conversion and the Bank Conversion, the Company will be classified as a bank holding company and will be subject to regulation by the Federal Reserve Board.

     Following the Conversion, the Board of Directors intends to manage the Company to promote the long-term best interests of the Company and its stockholders. Initially following the Conversion, the Company will have capital in excess of the level required to support its current asset size and level of operations, and the Bank's business plan is to pursue a strategy of conservative, long-term growth through competing for loans and deposits in its market area, establishing new branch offices or making selective acquisitions of other financial institutions or branches of other institutions. The Boards of Directors of the Company and the Bank currently have no specific plans regarding new branch offices or acquisitions of other financial institutions or branches. With respect to the evaluation of any business combination or tender or exchange offer that may be presented in the future, the Company's Certificate of Incorporation directs the Board of Directors to consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, certain specified factors and any other factors the Board deems relevant, including (i) the social and economic effects of the transaction on the Company and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Company and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity; and (iii) the competence, experience and integrity of the acquiring person or entity and its or their management.

     The Company's executive offices are located at 1311 Carolina Avenue, Washington, North Carolina 27889-2047, and its main telephone number is (919) 946-4178.

                             HOME SAVINGS BANK, SSB

     The Bank is a North Carolina-chartered mutual savings bank headquartered in Washington, North Carolina and serving northeastern North Carolina. The Bank was chartered by the State of North Carolina in 1902 under the name The Home Building and Loan Association. The Bank received federal insurance of its deposit accounts in 1959. In 1992, the Bank converted to a North Carolina-chartered savings bank, at which time it adopted its present name of Home Savings Bank, SSB. At September 30, 1996, the Bank had total assets of $194.1 million, total deposits of $171.2 million and retained income, substantially restricted, of $18.3 million.

     The Bank's principal business consists of attracting deposits from the general public and investing these funds in loans secured by first mortgages on owner-occupied, single-family residences in the Bank's market area, commercial real estate loans, commercial business loans and consumer loans, and, to a lesser extent, multi-family residential real estate loans. Historically, the Bank operated as a traditional savings and loan association, emphasizing the origination of loans secured by single-family residences. Beginning in the early 1980's, the Board of Directors determined that the Bank's market area was not adequately served by the existing financial institutions and there was local demand for commercial real estate, commercial business and consumer loans. As a result, the Board of Directors determined to refocus the Bank's strategy. Pursuant to this strategy, while continuing to pursue its existing business of originating single-family residential mortgage loans, the Bank took advantage of the business opportunities identified by the Board of Directors by gradually expanding into commercial real estate, commercial business and consumer lending. In furtherance of this strategy, the Bank recruited experienced commercial real estate, commercial business and consumer lending officers and developed commercial real estate, commercial business and consumer loan products. As a result of these efforts over the years, at September 30, 1996, the Bank had commercial real estate, commercial business and consumer loans totaling $31.2 million, $10.3 million and $37.4 million, respectively, which represented 17.9%, 6.0% and 21.5%, respectively, of total loans. At September 30, 1996, $94.8 million, or 54.6% of total loans, consisted of residential real estate mortgage loans.

     In addition, since the late 1980's, mortgage banking activities have constituted an increasingly significant business activity for the Bank. The Bank's mortgage banking activities consist of originating single-family residential mortgage loans and primarily selling those loans for cash to the FHLMC, with servicing retained. On occasion, the Bank also will swap single-family residential mortgage loans with the FHLMC, while retaining servicing, in exchange for mortgage-backed securities backed by those loans. At September 30, 1996, the Bank had $21.6 million of loans available for sale and $253.7 million of loans serviced for others. The Bank earned servicing income of $632,000 on its portfolio of loans serviced for others for the year ended September 30, 1996.

     Following the Conversion, management intends to continue to follow its current strategy of seeking growth opportunities through increasing its portfolio of commercial real estate, commercial business and consumer loans while continuing to pursue single-family residential mortgage loan origination and mortgage banking activities.

     The Bank derives its income principally from interest earned on loans and investments and, to a lesser extent, loan servicing and other fees and gains on the sale of loans and investments. The Bank's principal expenses are interest expense on deposits and borrowings and noninterest expense such as compensation and employee benefits, office occupancy expenses and other miscellaneous expenses. Funds for these activities are provided principally by deposits, repayments of outstanding loans and investments and operating revenues.

     The Bank's executive offices are located at 1311 Carolina Avenue, Washington, North Carolina 27889-2047, and its main telephone number is (919) 946-4178.

                                 NEWSOUTH BANK

     Upon consummation of the Bank Conversion, the Commercial Bank will succeed to all of the assets and liabilities of the Converted Bank (which, pursuant to the Stock Conversion will have succeeded to all of the assets and liabilities of the Bank). Following the Conversion, management intends to continue to follow the Bank's current strategy of seeking growth opportunities through increasing its portfolio of commercial real estate, commercial business and consumer loans while continuing to pursue single-family residential mortgage loan origination and mortgage banking activities.

     The deposits of the Commercial Bank will continue to be insured by the SAIF of the FDIC, and, as such, the Commercial Bank will continue to be subject to regulation and supervision by the FDIC. The Commercial Bank will not be subject to regulation and supervision by the Administrator. Rather, the primary regulator of the Commercial Bank will be the Commission. In addition, the Commercial Bank will remain a member of the FHLB of Atlanta.

             INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING

     The Board of Directors of the Bank has fixed the close of business on ____________, 1997 as the record date (the "Voting Record Date") for the determination of members entitled to notice of and to vote at the Special Meeting. All holders of the Bank's deposit or other authorized accounts and borrowers are members of the Bank under its current mutual certificate of incorporation. All members of record as of the close of business on the Voting Record Date who continue as such until the date of the Special Meeting will be entitled to vote at the Special Meeting or any adjournment thereof.

     Each depositor member will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of his savings accounts in the Bank as of the Voting Record Date. Borrower members will be entitled to one vote at the Special Meeting in addition to any votes such borrower member may have as a result of being a depositor in the Bank. No member may cast more than 1,000 votes.

     Approval of the Plan to be presented at the Special Meeting will require the affirmative vote of at least a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. As of the Voting Record Date for the Special Meeting, there were approximately _______ votes eligible to be cast, of which _______ votes constitute a majority.

     Members may vote at the Special Meeting or any adjournment thereof in person or by proxy. All properly executed proxies received by the Bank will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no contrary instructions are given, such proxies will be voted in favor of the Plan of Conversion described herein. If any other matters are properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters by the proxy holders named therein as directed by the Board of Directors of the Bank. Valid, previously executed general proxies, which typically are obtained from members when they open their accounts at the Bank, will not be used to vote for approval of the Plan of Conversion, even if the respective members do not execute another proxy or attend the Special Meeting and vote in person. Any member giving a proxy will have the right to revoke his or her proxy at any time before it is voted by delivering written notice or a duly executed proxy bearing a later date to the Secretary of the Bank, provided that such written notice is received by the Secretary prior to the Special Meeting or any adjournment thereof, or by attending the Special Meeting and voting in person.

     FAILURE TO RETURN AN EXECUTED PROXY FOR THE SPECIAL MEETING OR TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON WOULD HAVE THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

     Proxies may be solicited by officers, directors or other employees of the Bank, in person, by telephone or through other forms of communication. Such persons will be reimbursed by the Bank only for their expenses incurred in connection with such solicitation.

     The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof; they will not be used at any other meeting.

                       DESCRIPTION OF PLAN OF CONVERSION

     The Board of Directors of the Bank and the Administrator have approved the Plan, subject to the Plan's approval by the members of the Bank entitled to vote on the matter and subject to the satisfaction of certain other conditions. Such approval by the Administrator, however, does not constitute a recommendation or endorsement of the Plan.

Effect of Conversion to Stock Form on Depositors and Borrowers of the Bank

     General. Each depositor in a mutual savings institution such as the Bank has both a deposit account and a pro rata ownership interest in the retained earnings of that institution based upon the balance in his or her deposit account. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any other depositor who opens a deposit account obtains a pro rata interest in the retained earnings of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest, which is lost to the extent that the balance in the account is reduced.

     Consequently, depositors normally do not have a way to realize the value of their ownership, which has realizable value only in the unlikely event that the mutual institution is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual retained earnings after other claims are paid.

     Upon consummation of the Stock Conversion, permanent nonwithdrawable capital stock will be created to represent the ownership of the institution.
The stock is separate and apart from deposit accounts and is not and cannot be insured by the FDIC. Transferable certificates will be issued to evidence ownership of the stock, which will enable the stock to be sold or traded, if a purchaser is available, with no effect on any account held in the Bank. Under the Plan, all of the capital stock of the Converted Bank will be acquired by the Company in exchange for a portion of the net proceeds from the sale of the Common Stock in the Stock Conversion. The Common Stock will represent an ownership interest in the Company and will be issued upon consummation of the Stock Conversion to persons who elect to participate in the Stock Conversion by purchasing the shares being offered.

     Continuity. During the Conversion process, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Converted Bank will continue to be subject to regulation by the Administrator and the FDIC, and the Commercial Bank will be subject to regulation by the Commission and the FDIC, and FDIC insurance of accounts will continue without interruption. After the Conversion, the Converted Bank and the Commercial Bank will continue to provide services for depositors and borrowers under current policies and by its present management and staff.

     The Board of Directors serving the Bank at the time of the Conversion will serve as the Board of Directors of the Converted Bank, and then the Commercial Bank after the Bank Conversion. The Board of Directors of the Company will consist of the individuals currently serving on the Board of Directors of the Bank. All officers of the Bank at the time of the Conversion will retain their positions with the Converted Bank, and then the Commercial Bank, after the Conversion.

     Voting Rights. Upon the completion of the Conversion, depositor and borrower members as such will have no voting rights in the Converted Bank, the Commercial Bank or the Company and, therefore, will not be able to elect directors of the Converted Bank, the Commercial Bank or the Company or to control their affairs. Currently these rights are accorded to depositors of the Bank. Subsequent to the Stock Conversion, voting rights will be vested exclusively in the stockholders of the Company which, in turn, will own all of the stock of the Converted Bank and, following the Bank Conversion, the Commercial Bank. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Company, subject to the provisions of the Company's Certificate of Incorporation.

     After the Bank Conversion, holders of Savings Accounts in and obligors on loans of the Converted Bank and the Commercial Bank will not have voting rights in the Commercial Bank. Exclusive voting rights with respect to the Company shall be vested in the holders of the Common Stock. Holders of Savings Accounts in and obligors on loans of the Converted Bank and the Commercial Bank will not have any voting rights in the Company except and to the extent that such persons become stockholders of the Company, and the Company will have exclusive voting rights with respect to the Converted Bank's and the Commercial Bank's capital stock.

     Deposit Accounts and Loans. The Bank's deposit accounts, the balances of individual accounts and existing federal deposit insurance coverage will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, the balances of these accounts and the obligations of the borrowers under their individual contractual arrangements with the Bank.

     Tax Effects. The Bank has received an opinion from its special counsel, Housley Kantarian & Bronstein, P.C., Washington, D.C., as to the material federal income tax consequences of the Conversion to the Bank and the Commercial Bank, and as to the generally applicable material federal income tax consequences of the Conversion to the Bank's account holders and to persons who purchase Common Stock in the Stock Conversion. The opinion provides that the Conversion will constitute one or more reorganizations for federal income tax purposes under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"). Among other things, the opinion also provides that: (i) no gain or loss will be recognized by the Bank in its mutual or stock form by reason of the Stock Conversion; (ii) no gain or loss will be recognized by its account holders upon the issuance to them of accounts in the Converted Bank in stock form immediately after the Stock Conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Bank immediately prior to the Stock Conversion; (iii) the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest; (iv) the tax basis of the Common Stock purchased in the Stock Conversion will be equal to the amount paid therefor increased, in the case of Common Stock acquired pursuant to the exercise of Subscription Rights, by the fair market value, if any, of the Subscription Rights exercised; (v) the holding period for the Common Stock purchased in the Stock Conversion will commence upon the exercise of such holder's Subscription Rights and otherwise on the day following the date of such purchase; (vi) gain or loss will be recognized to account holders upon the receipt of liquidation rights or the receipt or exercise of Subscription Rights in the Stock Conversion, to the extent such liquidation rights and Subscription Rights are deemed to have value, as discussed below; and (vii) as a result of the adoption of Public Law 104-188, the Bank and its successors (including the Converted Bank and the Commercial
Bank) will be required to recapture the applicable excess reserves into gross income ratably over a six taxable year period. The applicable excess reserves are the excess, if any, of (1) the balance of its reserves as of the close of its last taxable year beginning before January 1, 1996, over (2) the greater of the balance of (a) its pre-1988 reserves, or (b) what the Commercial Bank's reserves would have been at the close of its last taxable year beginning before January 1, 1996, had the Bank always used the experience method (the six-year average method).

     The opinion of Housley Kantarian & Bronstein, P.C. is based in part upon, and subject to the continuing validity in all material respects through the date of the Conversion of, various representations of the Bank and upon certain assumptions and qualifications, including that the Conversion is consummated in the manner and according to the terms provided in the Plan. Such opinion is also based upon the Internal Revenue Code, regulations now in effect or proposed thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change and such change may be made with retroactive effect. Unlike private letter rulings received from the Internal Revenue Service ("IRS"), an opinion is not binding upon the IRS and there can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinion, or that such opinion will be upheld by the courts if challenged by the IRS.

     Housley Kantarian & Bronstein, P.C. has advised the Bank that an interest in a liquidation account has been treated by the IRS, in a series of private letter rulings which do not constitute formal precedent, as having nominal, if any, fair market value and therefore it is likely that the interests in the liquidation account established by the Bank as part of the Stock Conversion will similarly be treated as having nominal, if any, fair market value. Accordingly, it is likely that such depositors of the Bank who receive an interest in such liquidation account established by the Bank pursuant to the Stock Conversion will not recognize any gain or loss upon such receipt.

     Housley Kantarian & Bronstein, P.C. has further advised the Bank that the federal income tax treatment of the receipt of Subscription Rights pursuant to the Stock Conversion is uncertain, and recent private letter rulings issued by the IRS have been in conflict. For instance, the IRS adopted the position in one private ruling that Subscription Rights will be deemed to have been received to the extent of the minimum pro rata distribution of such rights, together with the rights actually exercised in excess of such pro rata distribution, and with gain recognized to the extent of the combined fair market value of the pro rata distribution of Subscription Rights plus the Subscription Rights actually exercised. Persons who do not exercise their Subscription Rights under this analysis would recognize gain upon receipt of rights equal to the fair market value of such rights, regardless of exercise, and would recognize a corresponding loss upon the expiration of unexercised rights that may be available to offset the previously recognized gain. Under another IRS private ruling, Subscription Rights were deemed to have been received only to the extent actually exercised. This private ruling required that gain be recognized only if the holder of such rights exercised such rights, and that no loss be recognized if such rights were allowed to expire unexercised. There is no authority that clearly resolves this conflict among these private rulings, which may not be relied upon for precedential effect. However, based upon express provisions of the Internal Revenue Code and in the absence of contrary authoritative guidance, Housley Kantarian & Bronstein, P.C. has provided in its opinion that gain will be recognized upon the receipt rather than the exercise of Subscription Rights. Further, also based upon a published IRS ruling and consistent with recognition of gain upon receipt rather than exercise of the Subscription Rights, Housley Kantarian & Bronstein, P.C. has provided in its opinion that the subsequent exercise of the Subscription Rights will not give rise to gain or loss. Regardless of the position eventually adopted by the IRS, the tax consequences of the receipt of the Subscription Rights will depend, in part, upon their valuation for federal income tax purposes.

     If the Subscription Rights are deemed to have a fair market value, the receipt of such rights will be taxable to Eligible Account Holders, Supplemental Eligible Account Holders and other eligible members who exercise their Subscription Rights, even though such persons would have received no cash from which to pay taxes on such taxable income. The Bank could also recognize a gain on the distribution of such Subscription Rights in an amount equal to their aggregate value. In the opinion of Ferguson, whose opinion is not binding upon the IRS, the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are non-transferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price as the price paid by purchasers in the Community Offering for unsubscribed shares of Common Stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that the Subscription Rights are deemed to have a fair market value. Because the fair market value, if any, of the Subscription Rights issued in the Stock Conversion depends primarily upon the existence of certain facts rather than the resolution of legal issues, Housley Kantarian & Bronstein, P.C., has neither adopted the opinion of Ferguson as its own nor incorporated such opinion of Ferguson in its opinion issued in connection with Conversion.

     The Bank has also obtained an opinion from Coopers & Lybrand, L.L.P. to the effect that the tax effects of the Conversion under North Carolina tax laws will be substantially the same as described above with respect to federal income tax laws.

     THE FEDERAL AND STATE INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT PURPORT TO CONSIDER ALL ASPECTS OF FEDERAL AND STATE INCOME TAXATION WHICH MAY BE RELEVANT TO EACH ELIGIBLE ACCOUNT HOLDER, SUPPLEMENTAL ACCOUNT HOLDER AND OTHER MEMBER ENTITLED TO SPECIAL TREATMENT UNDER THE INTERNAL REVENUE CODE, SUCH AS TRUSTS, INDIVIDUAL RETIREMENT ACCOUNTS, OTHER EMPLOYEE BENEFIT PLANS, INSURANCE COMPANIES AND ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS WHO ARE NOT CITIZENS OR RESIDENTS

OF THE UNITED STATES. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH ELIGIBLE ACCOUNT HOLDER, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER AND OTHER MEMBER IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL AND STATE INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING THE RECEIPT AND EXERCISE OF SUBSCRIPTION RIGHTS, AND ALSO AS TO ANY OTHER TAX CONSEQUENCES ARISING OUT OF THE CONVERSION.

     Liquidation Account. In the unlikely event of a complete liquidation of the Bank in its present mutual form, each holder of a deposit account in the Bank would receive his pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). His pro rata share of such remaining assets would be the same proportion of such assets as the value of his deposit account was to the total of the value of all deposit accounts in the Bank at the time of liquidation.

     After the Stock Conversion, each deposit account holder on a complete liquidation would have a claim of the same general priority as the claims of all other general creditors of the Bank. Therefore, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would have no interest in the value of the Bank above that amount.

     The Plan provides for the establishment, upon the completion of the Stock Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the net worth of the Bank as of the date of its latest statement of financial condition contained in the final Prospectus. Each Eligible Account Holder (a person with a deposit account in the Bank on June 30, 1992) and each Supplemental Eligible Account Holder (a person with a qualifying deposit in the Bank on ______________, 1996) would be entitled, on a complete liquidation of the Converted Bank (or the Commercial Bank) after completion of the Stock Conversion, to an interest in the liquidation account. Each Eligible Account Holder would have an initial interest in such liquidation account for each deposit account held in the Bank on June 30, 1992 and each Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each qualifying deposit held in the Bank on ______________, 1996. The interest as to each qualifying deposit account would be in the same proportion of the total liquidation account as the balance of such qualifying deposit account was to the balance in all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders on such date. However, if the amount in the qualifying deposit account on any annual closing date (September 30) of the Bank subsequent to the relevant eligibility date is less than the amount in such account on the relevant eligibility date, or any subsequent closing date, then the Eligible Account Holder's or Supplemental Eligible Account Holder's interest in the liquidation account would be reduced from time to time by an amount proportionate to any such reductions, and such interest would cease to exist if he ceases to maintain an account at the Converted Bank or Commercial Bank that has the same Social Security number as appeared on his account(s) at the relevant eligibility date. The interest in the liquidation account would never be increased, notwithstanding any increase in the related deposit account after the Stock Conversion.

     Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders were satisfied would be distributed to the entity or persons holding the Bank's capital stock at that time.

     The Bank Conversion shall not be deemed to be a complete liquidation of the Converted Bank for purposes of the distribution of the liquidation account.
Upon consummation of the Bank Conversion, the liquidation account, and all rights and obligations of the Converted Bank in connection therewith, shall be assumed by the Commercial Bank.

     A merger, consolidation, sale of bulk assets or similar combination or transaction with an FDIC-insured institution in which the Bank is not the surviving insured institution would not be considered to be a "liquidation" under which distribution of the liquidation account could be made. In such a transaction, the liquidation account would be assumed by the surviving institution.

     The creation and maintenance of the liquidation account will not restrict the use or application of any of the capital accounts of the Bank, except that the Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect of such dividend or repurchase would be to cause its retained earnings to be reduced below the aggregate amount then required for the liquidation account.

Interpretation and Amendment of the Plan

     To the extent permitted by law, all interpretations of the Plan by the Bank will be final. The Plan provides that the Bank's Board of Directors shall have the sole discretion to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to giving preference in the Community Offering to natural persons and trusts of natural persons who are permanent residents of the Local Community, and any and all interpretations, applications and determinations made by the Board of Directors in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Bank and its members and subscribers in the Subscription and Community Offerings, subject to the authority of the FDIC and the Administrator.

     The Plan provides that, if deemed necessary or desirable by the Board of Directors, the Plan may be substantively amended by a two-thirds vote of the Board of Directors at any time prior to submission of the Plan and proxy materials to the Bank's members. After submission of the Plan and proxy materials to the members, the Plan may be amended by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting and at any time following the Special Meeting with the concurrence of the FDIC and the Administrator. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another Special Meeting. However, any modification of the Plan resulting in a material change in the terms of the Conversion would require a resolicitation of proxies and another meeting of stockholders.

     The Plan further provides that in the event that mandatory new regulations pertaining to conversions are adopted by the FDIC, the Administrator, the Commission, the Federal Reserve Board or any successor agency prior to completion of the Conversion, the Plan will be amended to conform to such regulations without a resolicitation of proxies or another Special Meeting. In the event that such new conversion regulations contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another Special Meeting. By adoption of the Plan, the Bank's members will be deemed to have authorized amendment of the Plan under the circumstances described above.

Conditions and Termination

     Completion of the Conversion requires the approval of the Plan by the affirmative vote of not less than a majority of the total outstanding votes of the members of the Bank and the sale of all shares of the Common Stock within 12 months following approval of the Plan by the members, which time period may be extended an additional 12 months by an amendment to the Plan. If these conditions are not satisfied, the Plan will be terminated, and the Bank will continue its business in the mutual form of organization. The Plan may be terminated by the Board of Directors at any time prior to the Special Meeting and, with the approval of the FDIC and the Administrator, by the Board of Directors at any time thereafter.

Other

     All statements made in this Proxy Statement are hereby qualified by the contents of the Plan which is attached hereto as Exhibit I and should be consulted for further information. In addition, attention is directed to the section entitled "The Conversion" in the accompanying Prospectus for a more detailed discussion of various aspects of the Plan. Adoption of the Plan by the Bank's members shall be deemed approval of the authority of the Board of Directors to amend or terminate the Plan in accordance with its terms.

          AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

     The following is a summary of certain provisions of the Amended and Restated Certificate of Incorporation and Bylaws which will become effective upon the conversion of the Bank into a North Carolina-chartered stock savings bank and the Amended and Restated Certificate of Incorporation and Bylaws which will become effective upon the conversion of the Converted Bank into a North Carolina commercial bank. Complete copies of the Amended and Restated Certificate of Incorporation and Bylaws of the Converted Bank and the Amended and Restated Certificate of Incorporation and Bylaws of the Commercial Bank are attached as Exhibits A, B, C and D, respectively, to the Plan, which is attached as Exhibit I to this Proxy Statement.

     The Converted Bank will be authorized to issue 13,000,000 shares of common stock and 1,000,000 shares of preferred stock with a par value of $1.00 per share and the Commercial Bank will be authorized to issue 5,000,000 shares of common stock with a par value of $10.00 per share. Neither the Converted Bank's common stock or preferred stock nor the Commercial Bank's common stock will be insured by the FDIC. All of the Converted Bank's and, following the Bank Conversion, the Commercial Bank's outstanding common stock will be owned by the Company. Accordingly, exclusive voting rights with respect to the affairs of the Bank after the Conversion will be vested in the Board of Directors of the Company.

     The Converted Bank's Amended and Restated Certificate of Incorporation will provide that the number of Directors shall be not fewer than five or more than 15, with the exact number to be fixed in the Converted Bank's Bylaws. The proposed Bylaws provide that the number of the Converted Bank's directors shall be eight. Directors generally will serve for terms of three years, and the terms of Directors will be staggered so that approximately one-third of the Board is elected each year.

     The Amended and Restated Certificate of Incorporation of the Commercial Bank will provide that the number of Directors shall be seven, which number may be increased or decreased pursuant to the By-laws of the Commercial Bank but that the number of directors shall never be less than the minimum required under North Carolina law. The Commercial Bank's proposed Bylaws provide that a majority of the entire board of directors may alter the number of directors within the permissible range. Directors of the Commercial Bank will serve for terms of one year.

     In addition to the common stock, the Converted Bank will be authorized to issue 1,000,000 shares of serial preferred stock, par value $1.00 per share. The Board of Directors will be permitted, without further stockholder approval, to authorize the issuance of preferred stock in series and to fix the voting powers, designations, preferences and relative, participating, optional, conversion and other special rights of the shares of each series of the preferred stock and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to common stock in dividend rights, liquidation preferences, or both, and may have voting rights.

     The Amended and Restated Certificate of the Incorporation of the Commercial Bank does not provide authorization for the issuance of preferred stock. In order for the Commercial Bank to issue preferred stock, an amendment to the Amended and Restated Certificate of Incorporation that sets forth the terms, rights and preferences of a class of preferred stock must be proposed by the Board of Directors and approved by the North Carolina Commissioner of Banks and by the Company as the sole stockholder of the Commercial Bank.

     The Converted Bank's and the Commercial Bank's Bylaws will provide for indemnification of any individual who is or was a director, officer, employee or agent of the Converted Bank or Commercial Bank in any proceeding in which the individual is made a party as a result of his service in such capacity, to the fullest extent permitted under North Carolina law. Generally, under the North Carolina General Corporation Law, which will be applicable to the Converted Bank and the Commercial Bank, directors, officers, agents and employees of the Converted Bank and the Commercial Bank may be indemnified in the defense of a proceeding if they are successful, on the merits or otherwise, and in other circumstances if: (i) the individual conducted himself in good faith; (ii) the individual reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Additionally, an individual may not be indemnified with respect to:
(i) any proceeding by or in the right of the Converted Bank or the Commercial Bank in which the individual shall have been adjudged to be liable to the Converted Bank or the Commercial Bank, or (ii) in connection with any other proceeding charging improper personal benefit, whether or not involving action in an official capacity, in which the individual was adjudged liable on the basis that improper personal benefit was received.

                               HOW TO ORDER STOCK

     The accompanying Prospectus contains information about the business and financial condition of the Bank and additional information about the Conversion and the Subscription Offering and the Community Offering. You are not obligated to subscribe for stock, and voting to approve the Conversion will not obligate you to subscribe for stock.

     All Subscription Rights are nontransferable and will expire if not exercised by returning the accompanying Stock Order Form with full payment (or appropriate instructions authorizing withdrawal from a savings or certificate account at the Bank) for all shares for which subscription is made to the Company by 12:00 Noon, Eastern Time, on _____________, 1997, unless extended by the Bank. A postage-paid reply envelope is provided for this purpose. Provided that not all of the shares are subscribed for in the Subscription Offering by members of the Bank, the remaining shares may be offered to certain members of the general public in the Community Offering with preference given to natural persons and trusts of natural persons who reside in the Local Community. Any shares of Common Stock not purchased in the Subscription and Community Offerings may be offered, at the discretion of the Company, to certain members of the general public as part of a community offering on a best efforts basis by a selling group of broker-dealers to be managed by Trident Securities, Inc.

     The information contained in this Proxy Statement is limited in its scope to use in the solicitation of proxies for the Special Meeting to vote on the Plan. It is not intended for use in the offering of the Common Stock. Such offering is made only by the Prospectus.


                             ADDITIONAL INFORMATION

     The information contained in the accompanying Prospectus, including a more detailed description of the Plan, is intended to help you evaluate the Conversion and is incorporated herein by reference.

     All persons eligible to vote at the Special Meeting should review both this Proxy Statement and the accompanying Prospectus.

     YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO THE SECRETARY OF THE BANK AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              William L. Wall
                              Secretary
____________, 1997
Washington, North Carolina

                              PLAN OF CONVERSION

                                  DATED AS OF

                              SEPTEMBER 19, 1996




                        ------------------------------




                            HOME SAVINGS BANK, SSB

                          Washington, North Carolina

                             HOME SAVINGS BANK, SSB
                           Washington, North Carolina

                               Plan of Conversion
                       From Mutual to Stock Organization
                                      and
                    From a Savings Bank to a Commercial Bank


I.  General.

     On September 19, 1996, the Board of Directors of Home Savings Bank, SSB, Washington, North Carolina (the "Bank"), after careful study and consideration, adopted by unanimous vote this Plan of Conversion (the "Plan"), which provides for (i) the conversion of the Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Converted Bank"), (ii) the concurrent formation of a holding company for the Converted Bank (the "Holding Company"), and (iii) the subsequent conversion of the Converted Bank from a North Carolina-chartered stock savings bank to a North Carolina commercial bank (the "Commercial Bank"). The conversion of the Bank to the Converted Bank and the acquisition of control of the Converted Bank by the Holding Company are collectively referred to herein as the "Stock Conversion," the conversion of the Converted Bank to the Commercial Bank is referred to herein as the "Bank Conversion" and the Stock Conversion and the Bank Conversion are referred to herein collectively as the "Conversion."

     Pursuant to the Plan, shares of Conversion Stock in the Holding Company will be offered as part of the Stock Conversion in a Subscription Offering pursuant to non-transferable Subscription Rights at a predetermined and uniform price first to Eligible Account Holders of record as of June 30, 1992, second to Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders of record as of the last day of the calendar quarter preceding Federal Deposit Insurance Corporation ("FDIC") written notice of non-objection of the Bank's application to convert to stock form, and fourth to Other Members of the Bank. Concurrently with or following the Subscription Offering, shares not subscribed for in the Subscription Offering may be offered as part of the Stock Conversion to the general public in a Community Offering. Shares remaining will then be offered to the general public in an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Bank and will reflect the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company.

     Either prior to or immediately following consummation of the Stock Conversion, the Holding Company, as the sole stockholder of the Converted Bank, shall approve the Bank Conversion, and the Converted Bank shall take such actions as may be necessary to consummate the Bank Conversion.

     The Stock Conversion is subject to the regulations of the FDIC pursuant to the Federal Deposit Insurance Act ("FDIA") and Sections 303.15 and 333.4 of the FDIC Rules and Regulations and to the regulations of the Administrator, Savings Institutions Division, North Carolina Department of Commerce (the "Administrator"), pursuant to Subchapter 16G of Chapter 16 of Title 4 of the North Carolina Administrative Code and Section 54C-33 of the General Statutes of North Carolina. The Bank Conversion is subject to the requirements of Section 53-17.2 of the General Statutes of North Carolina and the regulations of the North Carolina Commissioner of Banks promulgated thereunder.

     Consummation of the Conversion is subject to the prior written notice of non-objection of the FDIC and to the approval of this Plan and the Conversion by the Administrator and by Members of the Bank at a special meeting of the Members to be called to consider the Conversion by the affirmative vote of Members of the Bank holding not less than a majority of the total votes eligible to be cast. Consummation of the Bank Conversion requires approval of the North Carolina Commissioner of Banks and the Board of Governors of the Federal Reserve System.

     It is the desire of the Board of Directors to attract new capital to the Bank to increase its net worth, to support future savings growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services, to facilitate future expansion and, because applicable laws and regulations do not provide for the organization of mutual North Carolina commercial banks, to enable the Bank to complete the Bank Conversion. The purpose of the Bank Conversion is to provide the Bank with additional operating flexibility and enhance its ability to provide a full range of banking products and services to its community. It is the further desire of the Board of Directors to reorganize the Converted Bank (or the Commercial Bank upon the Bank Conversion) as the wholly owned subsidiary of the Holding Company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Commercial Bank to compete more effectively with other financial service organizations.

     No change will be made in the Board of Directors or management of the Bank as a result of the Conversion.

II.  Definitions.

     Acting in Concert:  The term "Acting in Concert" means: (i) knowing
     -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Any person (as defined by 12 C.F.R. (S)563b.2(a)(26)) Acting in Concert with another person ("other party") shall also be deemed to be Acting in Concert with any person who is also Acting in Concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be Acting in Concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

     Acquisition Application:  The term "Acquisition Application" means the
     -----------------------
application to the Administrator for approval of the Holding Company's acquisition of all of the Capital Stock of the Converted Bank.

     Administrator:  The term "Administrator" means the Administrator, Savings
     -------------
Institutions Division, North Carolina Department of Commerce.

     Application:  The term "Application" means the Application to Convert a
     -----------
Mutual Savings Bank Into a Stock Owned Savings Bank submitted to the Administrator for approval of the Stock Conversion.

     Associate:  The term "Associate," when used to indicate a relationship with
     ---------
any person, means: (i) any corporation or organization (other than the Bank, the Holding Company, or a majority-owned subsidiary of the Bank or Holding Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that such term shall not include a Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director of the Bank or the Holding Company, or any of their subsidiaries.

     Bank:  The term "Bank" means Home Savings Bank, SSB, in its form as a North
     ----
Carolina mutual savings bank.

     Bank Conversion:  The term "Bank Conversion" means the conversion of the
     ---------------
Converted Bank from a North Carolina-chartered stock savings bank to a North Carolina commercial bank.

     Capital Stock:  The term "Capital Stock" means any and all authorized
     -------------
shares of stock of the Converted Bank after the Stock Conversion, and of the Commercial Bank after the Bank Conversion.

     Commercial Bank:  The term "Commercial Bank" means the North Carolina bank
     ---------------
resulting from the Bank Conversion.

     Commissioner:  The term "Commissioner" means the North Carolina
     ------------
Commissioner of Banks, or any successor office or agency having jurisdiction over the Bank Conversion.

     Community Offering:  The term "Community Offering" means the offering of
     ------------------
shares of Conversion Stock to the general public by the Holding Company concurrently with or following the Subscription Offering, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents in the Bank's Local Community.

     Conversion:  Except as provided in Paragraph III.I. herein, the term
     ----------
"Conversion" means the Stock Conversion and the Bank Conversion.

     Conversion Stock:  The term "Conversion Stock" means the shares of common
     ----------------
stock to be issued and sold by the Holding Company pursuant to the Plan in connection with the Stock Conversion.

     Converted Bank:  The term "Converted Bank" means Home Savings Bank, SSB in
     --------------
its form as a North Carolina capital stock savings bank resulting from the conversion of the Bank to the stock form of organization in connection with the Stock Conversion in accordance with the terms of the Plan.

     Eligibility Record Date:  The term "Eligibility Record Date" means the
     -----------------------
close of business on June 30, 1992.

     Eligible Account Holder:  The term "Eligible Account Holder" means the
     -----------------------
holder of a Qualifying Deposit in the Bank on the Eligibility Record Date.

     FDIC:  The term "FDIC" means the Federal Deposit Insurance Corporation or
     ----
any successor federal agency having jurisdiction over the Stock Conversion.

     Federal Reserve Board:  The term "Federal Reserve Board" means the Board of
     ---------------------
Governors of the Federal Reserve System.

     Holding Company:  The term "Holding Company" means a corporation to be
     ---------------
incorporated by the Bank under state law for the purpose of becoming a savings and loan holding company for the Converted Bank and, following the Bank Conversion, the bank holding company for the Commercial Bank through the issuance and sale of Conversion Stock under the Plan and the concurrent acquisition of 100% of the Capital Stock to be issued and sold pursuant to the Plan in connection with the Stock Conversion.

     Holding Company Stock:  The term "Holding Company Stock" means any and all
     ---------------------
authorized shares of stock of the Holding Company.

     Independent Appraiser:  The term "Independent Appraiser" means a person
     ---------------------
independent of the Bank, experienced and expert in the area of corporate appraisal, and acceptable to the FDIC and the Administrator, retained by the Bank to prepare an appraisal of the pro forma market value of the Converted Bank, as a subsidiary of the Holding Company.

     Local Community:  The term "Local Community" means the Counties in which
     ---------------
the Bank has a full-service office.

     Market Maker:  The term "Market Maker" means a dealer (i.e., any person who
     ------------
engages, either for all or part of such person's time, directly or indirectly as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security: (i)(a) regularly publishes bona fide, competitive bid and offer quotations in a recognized interdealer quotation system or (b) furnishes bona fide competitive bid and offer quotations on request; and (ii) is ready, willing and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

     Member:  The term "Member" means any person or entity who qualifies as a
     ------
member of the Bank under its articles of incorporation and bylaws prior to Conversion.

     Notice:  The term "Notice" means the Notice of Intent to Convert to Stock
     ------
Form submitted to the FDIC to obtain written notice of non-objection to the Stock Conversion.

     Officer:  The term "Officer" means an executive officer of the Holding
     -------
Company or the Bank (as applicable), including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Order Form:  The term "Order Form" means the order form or forms to be used
     ----------
by Eligible Account Holders, Supplemental Eligible Account Holders and other persons eligible to purchase Conversion Stock pursuant to the Plan.

     Other Member:  The term "Other Member" means any person, other than an
     ------------
Eligible Account Holder or a Supplemental Eligible Account Holder, who is a Member as of the Voting Record Date.

     Plan:  The term "Plan" means this Plan of Conversion which provides for the
     ----
conversion of the Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (i.e., the Converted Bank), the concurrent formation of a holding company for the Converted Bank, the subsequent conversion of the Converted Bank from a North Carolina-chartered stock savings bank to a North Carolina commercial bank (i.e., the Commercial Bank).

     Qualifying Deposit:  The term "Qualifying Deposit" means a savings balance
     ------------------
in any Savings Account in the Bank as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, which is equal to or greater than $50.00.

     Registration Statement:  The term "Registration Statement" means the
     ----------------------
Registration Statement on Form S-1 and any amendments thereto filed by the Holding Company with the SEC pursuant to the Securities Act of 1933, as amended, to register shares of Conversion Stock.

     Resident:  The term "Resident," as used in this Plan in relation to the
     --------
preference afforded natural persons and trusts of natural persons in the Local Community, means any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within the Local Community) and continues to reside therein at the time of the Subscription and Community Offerings. The Bank may utilize deposit or loan records or such other evidence provided to it to make the determination as to whether a person is residing in the Local Community. To the extent the "person" is a corporation or other business entity, the principal place of business or headquarters shall be within the Local Community. To the extent the "person" is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. In all cases, such determination shall be in the sole discretion of the Bank.

     Sale:  The terms "sale" and "sell" mean every contract to sell or otherwise
     ----
dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the FDIC or the Administrator or any other state or federal agency having jurisdiction.

     Savings Account:  The term "Savings Account" means a withdrawable deposit
     ---------------
in the Bank, a withdrawable deposit in the Converted Bank after the Stock Conversion, and a withdrawable deposit in the Commercial Bank after the Bank Conversion.

     SEC:  The term "SEC" means the Securities and Exchange Commission or any
     ---
successor agency.

     Special Meeting:  The term "Special Meeting" means the Special Meeting of
     ---------------
Members to be called for the purpose of submitting the Plan to the Members for their approval.

     State Conversion Applications:  The term "State Conversion Applications"
     -----------------------------
means the following applications submitted to the Commissioner for approval of the Bank Conversion: the Application to Convert to a State Bank Charter, and the application for acquisition of a North Carolina bank by a bank holding company, if required by the regulations of the Commissioner.

     Stock Conversion:  The term "Stock Conversion" means: (i) the amendment of
     ----------------
the Bank's articles of incorporation and bylaws to authorize issuance of shares of Capital Stock by the Converted Bank and to conform to the requirements of a North Carolina capital stock savings bank under the laws of the State of North Carolina and applicable regulations; (ii) the issuance and sale of Conversion Stock by the Holding Company in the Subscription and Community Offerings and/or in an underwritten public offering or otherwise; and (iii) the purchase by the Holding Company of all the Capital Stock of the Converted Bank to be issued in the Stock Conversion immediately following or concurrently with the close of the sale of the Conversion Stock.

     Subscription Offering:  The term "Subscription Offering" means the offering
     ---------------------
of shares of Conversion Stock to the Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Bank's Local Community if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion.

     Subscription and Community Prospectus:  The term "Subscription and
     -------------------------------------
Community Prospectus" means the final prospectus to be used in connection with the Subscription and Community Offerings.

     Subscription Rights:  The term "Subscription Rights" means non-
     -------------------
transferable, non-negotiable, personal rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock offered under the Plan in connection with the Stock Conversion.

     Supplemental Eligibility Record Date:  The term "Supplemental Eligibility
     ------------------------------------
Record Date" means the last day of the calendar quarter preceding the approval of the Plan by the Administrator.

     Supplemental Eligible Account Holder:  The term "Supplemental Eligible
     ------------------------------------
Account Holder" means the holder of a Qualifying Deposit in the Bank (other than Officers and directors and their Associates) on the Supplemental Eligibility Record Date.

     Tax-Qualified Employee Stock Benefit Plan:  The term "Tax-Qualified
     -----------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended. A "non tax-qualified employee stock benefit plan" means any defined benefit plan or defined contribution plan which is not so qualified.

     Voting Record Date:  The term "Voting Record Date" means the date fixed by
     ------------------
the Board of Directors of the Bank to determine Members of the Bank entitled to vote at the Special Meeting.

     Y-3 Application:  The term "Y-3 Application" means the application
     ---------------
submitted to the Federal Reserve Board on Federal Reserve Board Form FR Y-3 for approval for the Holding Company to maintain control of the Commercial Bank.

III. Steps Prior to Submission of the Plan to the Members for Approval.

     Prior to submission of the Plan to its Members for approval, the Bank must receive notice from the FDIC of its intent to issue a notice of non-objection to the Stock Conversion and approval of the Application from the Administrator and approvals from the appropriate regulatory authorities for consummation of the Conversion in accordance with applicable laws and regulations. The following steps must be taken prior to receipt of such regulatory approvals:

          A. The Board of Directors shall adopt the Plan by not less than a two-thirds vote.

          B. Promptly after adoption of the Plan by the Board of Directors, the Bank shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Bank maintains an office and/or by mailing a letter to each of its Members.

          C. A press release relating to the proposed Conversion may be submitted to the local media.

          D. Copies of the Plan adopted by the Board of Directors shall be made available for inspection at each office of the Bank.

          E. The Bank shall cause the Holding Company to be incorporated under state law, and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

          F. Also promptly following the adoption of this Plan, the Bank shall file the State Conversion Applications, and the Holding Company shall file a draft Y-3 Application.

          G. As soon as practicable following the adoption of this Plan, the Bank shall file the Application with the Administrator and the Notice with the FDIC, and the Holding Company shall file the Registration Statement, the Acquisition Application and the final Y-3 Application. Upon receipt of notification from the Administrator and the FDIC that the Application and the Notice, respectively, are properly executed and not materially incomplete, the Bank shall publish notice of the filing of the Application in a newspaper having a general circulation in each community in which the Bank maintains an office and shall publish such other notices of the Conversion as may be required in connection with the Acquisition Application, the Y-3 Application and the State Conversion Applications by the regulations and policies of the Administrator, the FDIC, the Federal Reserve Board and the Commissioner, as applicable. The Bank also shall prominently display a copy of such notice in each of its offices.

          H. The Board of Directors of the Bank may, at any time, elect not to proceed with the Bank Conversion, in which event the State Conversion Applications and the Y-3 Application shall be withdrawn. In the event the Bank Conversion is not pursued, any references to the Bank Conversion in this Plan shall be deemed to constitute references to the Stock Conversion and references to the Commercial Bank shall be deemed to constitute references to the Converted Bank.

          I. The Bank shall obtain an opinion of its tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Stock Conversion will not result in any gain or loss
     for federal income tax purposes to the Bank.   Receipt of a favorable
     opinion or ruling is a condition precedent to completion of the Conversion.

IV.  Meeting of Members.

     Following receipt of written notice of intent to issue notice of non-objection to the Plan by the FDIC and approval of the Administrator, the Special Meeting to vote on the Plan shall be scheduled in accordance with the Bank's articles of incorporation and bylaws and applicable regulations. Notice of the Special Meeting will be given by means of a proxy statement authorized for use by the FDIC and the Administrator. Following receipt of approval of the Application and at least 20 days but not more than 45 days prior to the Special Meeting, the Bank will distribute proxy solicitation materials to all voting Members as of the Voting Record Date established for voting at the Special Meeting. Proxy materials will also be sent to each beneficial holder of an Individual Retirement Account or beneficiary of any other trust account where the name of the beneficial holder is disclosed on the Bank's records. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a Subscription and Community Prospectus as provided in Paragraph VI below. The Bank will also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting and provide a postage paid card on which to indicate whether he or she wishes to receive the Subscription and Community Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation of Members for the Special Meeting.

     Pursuant to applicable regulations, an affirmative vote of at least a majority of the total outstanding votes of the Members will be required for approval of the Plan. Voting may be in person or by proxy.

     By voting in favor of the adoption of the Plan and the Conversion, the Members will be voting in favor of (i) the Stock Conversion and the adoption by the Bank of the stock articles of incorporation and Bylaws in the forms attached as Exhibits A and B to this Plan and (ii) the subsequent Bank Conversion and the adoption by the Converted Bank of the North Carolina commercial bank certificate of incorporation and bylaws in the forms attached as Exhibits C and D to this Plan.

     The Administrator shall be notified of the actions of the Members at the Special Meeting promptly following the Special Meeting.

V.   Summary Proxy Statement.

     The Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-faced type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage paid card or other written communication requesting a supplemental information statement. Without prior approval from the FDIC and the Administrator, the Special Meeting shall not be held fewer than 20 days after the last day on which the supplemental information statement is mailed to Members requesting the same. The supplemental information statement may be combined with the Subscription and Community Prospectus if the Subscription Offering is commenced concurrently with the proxy solicitation of Members for the Special Meeting.

VI.  Offering Documents.

     The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with or during the proxy solicitation of Members and may close the Subscription and Community Offerings before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting.

     The Bank may require Eligible Account Holders, Supplemental Eligible Account Holders and Other Members to return to the Bank by a reasonable date certain a postage-paid written communication requesting receipt of a Subscription and Community Prospectus in order to be entitled to receive a Subscription and Community Prospectus, provided that the Subscription Offering shall not be closed until the expiration of 30 days after mailing proxy solicitation materials to voting Members and a postage-paid written communication to non-voting Eligible Account Holders and Supplemental Eligible Account Holders. If the Subscription Offering is commenced within 45 days after the Special Meeting, the Bank shall transmit, no more than 30 days prior to the commencement of the Subscription Offering, to each voting Member who had been furnished with proxy solicitation materials and to each non-voting Eligible Account Holder and Supplemental Eligible Account Holder written notice of the commencement of the Subscription Offering which shall state that the Bank is not required to furnish a Subscription and Community Prospectus to them unless they return by a reasonable date certain a postage-paid written communication requesting the receipt of the Subscription and Community Prospectus.

     Prior to commencement of the Subscription and Community Offerings, the Holding Company shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. The Holding Company shall not distribute the Subscription and Community Prospectus until the Registration Statement containing the same has been declared effective by the SEC and the aforementioned documents have been approved or authorized for use by the FDIC and the Administrator. The Subscription and Community Prospectus may be combined with the Proxy Statement for the Special Meeting.

VII. Consummation of Conversion.

     A.  Consummation of the Stock Conversion.
         ------------------------------------

          The date of consummation of the Stock Conversion will be the effective date of the amendment of the Bank's North Carolina mutual articles of incorporation to read in the form of North Carolina stock articles of incorporation, which shall be the date of the issuance and sale of the Conversion Stock. After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, the amendment of the Bank's North Carolina mutual articles of incorporation and bylaws to authorize the issuance of shares of Capital Stock and to conform to the requirements of a North Carolina capital stock savings bank will be declared effective by the Administrator, the amended bylaws approved by the Members will become effective, and the Bank will thereby be and become the Converted Bank. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Bank will become a wholly owned subsidiary of the Holding Company. The Converted Bank will issue to the Holding Company 100,000 shares of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Bank in the Stock Conversion, and the Holding Company will make payment to the Converted Bank of at least 50 percent of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan, or such other portion of the aggregate net proceeds as may be authorized or required by the FDIC or the Administrator.

     B.  Consummation of the Bank Conversion.
         -----------------------------------

          The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable North Carolina statutes and regulations and the policies of the Commissioner, the Federal Reserve Board and the Administrator to complete the conversion of the Converted Bank to a North Carolina commercial bank, including without limitation the approval of the Bank Conversion by the Holding Company, as the sole stockholder of the Converted Bank, and the Converted Bank will thereby be and become the Commercial Bank. The Bank Conversion shall be consummated as soon as practicable following the consummation of the Stock Conversion as described in Paragraph VII.A. herein.

VIII.  Stock Offering.

     A.   General.
          -------

          The aggregate purchase price of all shares of Conversion Stock which will be offered and sold will be equal to the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, as determined by an independent appraisal. The exact number of shares of Conversion Stock to be offered will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, or their respective designees, in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph VIII.B. below). The number of shares to be offered may be subsequently adjusted prior to completion of the Stock Conversion as provided below.

     B.   Independent Evaluation and Purchase Price of Shares.
          ---------------------------------------------------

          All shares of Conversion Stock sold in the Stock Conversion will be sold at a uniform price per share referred to in this Plan as the "Purchase Price." The Purchase Price and the total number of shares of Conversion Stock to be offered in the Stock Conversion will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, or their respective designees, immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, at such time. The estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, will be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with applicable regulations. Immediately prior to the Subscription and Community Offerings, a subscription price range of shares for the offerings will be established (the "Valuation Range"), which will vary from 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock ultimately issued and sold will be determined at the close of the Subscription and Community Offerings and any other offering. The subscription price range and the number of shares to be offered may be changed subsequent to the Subscription and Community Offerings as the result of any appraisal updates prior to the completion of the Stock Conversion, without notifying eligible purchasers in the Subscription and Community Offerings and without a resolicitation of subscriptions, provided the aggregate Purchase Price is not below the low end or more than 15 percent above the high end of the Valuation Range previously approved by the FDIC and the Administrator or if, in the opinion of the Boards of Directors of the Bank and the Holding Company, the new Valuation Range established by the appraisal update does not result in a materially different capital position of the Converted Bank.

          Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Bank and Holding Company and to the FDIC and the Administrator that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value the Converted Bank, as a subsidiary of the Holding Company. If such confirmation is not received, the Bank may cancel the Subscription and Community Offerings and/or any other offering, extend the Stock Conversion, establish a new Valuation Range, extend, reopen or hold new Subscription and Community Offerings and/or other offerings or take such other action as the FDIC and the Administrator may permit.

     C.   Subscription Offering.
          ---------------------

          Non-transferable Subscription Rights to purchase shares of Conversion Stock will be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members of the Bank pursuant to priorities established by applicable regulations.

     All shares must be sold, and, to the extent that Conversion Stock is available, no subscriber will be allowed to purchase fewer than 25 shares of Conversion Stock, provided that this number shall be decreased if the aggregate purchase price exceeds $500. The priorities established by applicable regulations for the purchase of shares are as follows:

     1.   Category No. 1:  Eligible Account Holders.

               a. Each Eligible Account Holder, including individuals on a joint account, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the maximum purchase limitation in the Community Offering.

               b. Non-transferable Subscription Rights to purchase Conversion Stock received by Officers and directors of the Bank and their Associates based on their increased deposits in the Bank in the one year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights to purchase shares pursuant to this Category.

               c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion, as follows:

                    (I) Shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation equal to 100 shares or the total amount of its subscription, whichever is less.

                    (II) Any shares not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits, as compared to the total Qualifying Deposits of all subscribing Eligible Account Holders.

     2.   Category No. 2:  Tax-Qualified Employee Stock Benefit Plans.

               a. Tax-Qualified Employee Stock Benefit Plans of the Converted Bank shall receive, without payment, non-transferable Subscription Rights to purchase up to 10% of the shares of Conversion Stock issued in the Stock Conversion.

               b. Subscription rights received in this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders pursuant to Category No. 1.

     3.   Category No. 3:  Supplemental Eligible Account Holders.

               a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment of the Application filed prior to Administrator and FDIC approval, then each Supplemental Eligible Account Holder, including individuals on a joint account, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the maximum purchase limitation in the Community Offering.

               b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by the Eligible Account Holders and by Tax-Qualified Employee Stock Benefit Plans pursuant to Category Nos. 1 and 2.

               c. Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such Eligible Account Holder pursuant to this Category.

               d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion, as follows:

                    (I) Shares of Conversion Stock shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category No. 1) equal to 100 shares of Conversion Stock or the total amount of its subscription, whichever is less.

                    (II) Any shares of Conversion Stock not allocated in accordance with subparagraph (I) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits on the Supplemental Eligibility Record Date as compared to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders in each case on the Supplemental Eligibility Record Date.

     4.   Category No. 4:  Other Members.

               a. Each Other Member, including individuals on a joint account, other than those Members who are Eligible Account Holders or Supplemental Eligible Account Holders, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the maximum purchase limitation in the Community Offering.

               b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. 1, 2 and 3.

               c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, the shares of Conversion Stock available shall be allocated among subscribing Other Members as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. The shares remaining thereafter will be allocated among subscribing Other Members whose subscriptions remain unsatisfied on an equitable basis as determined by the Board of Directors, giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion.

     Order Forms may provide that the maximum purchase limitation shall be based on the midpoint of the Valuation Range. In the event the aggregate Purchase Price of the Conversion Stock issued and sold is below the midpoint of the Valuation Range, that portion of subscriptions in excess of the maximum purchase limitation will be refunded. In the event the aggregate Purchase Price of Conversion Stock issued and sold is above the midpoint of the Valuation Range, persons who have subscribed for the maximum purchase limitation may be given the opportunity to increase their subscriptions so as to purchase the maximum number of shares subject to the availability of shares. The Bank will not otherwise notify subscribers of any change in the number of shares of Conversion Stock offered.

     D.   Community Offering.
          ------------------

               1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights in the Subscription Offering may be sold in a Community Offering, which may commence concurrently with the Subscription Offering. Shares of Conversion Stock will be offered in the Community Offering to the general public, giving preference to natural persons and the trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Local Community. The Community Offering may commence concurrently with or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the FDIC and the Administrator. The offering price of the Conversion Stock to the general public in the Community Offering will be the same price paid for such stock by Eligible Account Holders and other persons in the Subscription Offering. If sufficient shares are not available to satisfy all orders in the Community Offering, the shares available will be allocated by the Holding Company in its discretion. The Holding Company shall have the right to accept or reject orders in the Community Offering in whole or in part.

               2. Orders accepted in the Community Offering shall be filled up to a maximum of 2% of the Conversion Stock, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

               3. The Conversion Stock to be offered in the Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock.

     E.   Other Offering.
          --------------

               In the event a Community Offering does not appear feasible, the Bank will immediately consult with the FDIC and the Administrator to determine the most viable alternative available to effect the completion of the Stock Conversion. Should no viable alternative exist, the Bank may terminate the Stock Conversion with the concurrence of the FDIC and the Administrator.

     F.   Limitations Upon Purchases of Shares of Conversion Stock.
          --------------------------------------------------------

          The following additional limitations and exceptions shall apply to all purchases of Conversion Stock:

               1. No Person may purchase fewer than 25 shares of Conversion Stock in the Stock Conversion, to the extent such shares are available, subject to the provisions of Paragraph VIII.C herein.

               2. Purchases of Conversion Stock in the Community Offering by any person, when aggregated with purchases by an Associate of that person, or a group of persons Acting in Concert, shall not exceed $300,000 of the Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Stock Conversion, and shares to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares of Conversion Stock purchased by such participant or any other purchaser of Conversion Stock in the Stock Conversion.



               3. Directors of the Holding Company and the Bank shall not be deemed to be Associates or a group Acting in Concert with other directors solely as a result of membership on the Board of Directors of the Holding Company or the Bank or any of their subsidiaries.

               4. Purchases of shares of Conversion Stock in the Stock Conversion by any person, when aggregated with purchases by an Associate of that person, or a group of persons Acting in Concert, shall not exceed $600,000 of the Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Stock Conversion, and shares purchased by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares purchased by such participant or any other purchaser of Conversion Stock in the Stock Conversion.

          Subject to any required regulatory approval and the requirements of applicable laws and regulations, the Holding Company and the Bank may increase or decrease any of the purchase limitations set forth herein at any time. In the event that the individual purchase limitation is increased after commencement of the Subscription and Community Offerings, the Holding Company and the Bank shall permit any person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, such that such person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such person, subject to the rights and preferences of any person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Stock Conversion is decreased after commencement of the Subscription and Community Offerings, the orders of any person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

          Each person purchasing Conversion Stock in the Stock Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any person (including any Associate or group of persons affiliated or otherwise Acting in Concert with such person), the Holding Company shall have the right to purchase from such person at the actual Purchase Price per share all shares acquired by such person in excess of such purchase limitations or, if such excess shares have been sold by such person, to receive the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such person. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

     G.   Restrictions on and Other Characteristics of Stock Being Sold.
          -------------------------------------------------------------

          1.   Transferability.
               ---------------

               Except as provided in Paragraph XIV below, Conversion Stock purchased by persons other than directors and Officers of the Bank and directors and Officers of the Holding Company will be transferable without restriction. Conversion Stock purchased by such directors or Officers shall not be sold or transferred for a period of one year from the effective date of the Stock Conversion except for any sale or transfer of such shares (i) following the death of the original purchaser, (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities,
          (iii) approved by the Administrator upon a determination that the restriction imposes a substantial personal financial hardship on the individuals due to changed unforeseeable circumstances outside the control of the individual, or (iv) following consummation of the Bank Conversion unless the Administrator's approval of or the FDIC's notice of intent not to object to the Stock Conversion otherwise requires.

               The Conversion Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of the one-year holding period restriction:

               "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to applicable regulations of the Administrator, Savings Institutions Division, North Carolina Department of Commerce and the Federal Deposit Insurance Corporation. Except in the event of the death of the registered holder, the shares represented by this Certificate may not be sold prior thereto without a legal opinion of counsel for the Holding Company that said sale is permissible under the provisions of applicable laws and regulations."

               In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such directors and Officers as may be then applicable to such restricted stock.

          2.   Repurchase and Dividend Rights.
               ------------------------------

               Pursuant to present regulations, the Holding Company may not, within one year following the date of completion of the Stock Conversion, repurchase Holding Company Stock from any person, with the exception that stock repurchases of no greater than 5% of the outstanding capital stock may be repurchased during this one-year period where compelling and valid business reasons are established to the satisfaction of the FDIC. Any stock repurchases shall be subject to the requirements of Section 18(i)(1) of the Federal Deposit Insurance Act. These restrictions and limitations upon repurchases shall not apply following consummation of the Bank Conversion as set forth in Paragraph VII.B. herein unless the Commissioner and the FDIC approval of the Bank Conversion otherwise requires.

               Present regulations also provide that the Converted Bank may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Bank below the amount required for the Liquidation Account. Further, any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the rules and regulations of the FDIC and the Administrator, or other applicable regulations.

               The above limitations shall not preclude payment of dividends on, or repurchases of, Holding Company Stock in the event applicable regulatory limitations are liberalized subsequent to the Stock Conversion. Further, such restrictions and limitations upon repurchases of Capital Stock and upon the declaration and payment of cash dividends thereon shall not apply following consummation of the Bank Conversion as set forth in Paragraph VII.B. herein unless the Administrator's approval of or the FDIC's notice of intent not to object to the Bank Conversion otherwise requires.

          3.   Voting Rights.
               -------------

               After the Stock Conversion, holders of Savings Accounts in and obligors on loans of the Bank will not have voting rights in the Converted Bank. After the Bank Conversion, holding of Savings Accounts in and obligors on loans of the Converted Bank will not have voting rights in the Commercial Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock, holders of Savings Accounts in and obligors on loans of the Converted Bank and the Commercial Bank will not have any voting rights in the Holding Company except and to the extent that such persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Bank's, and the Commercial Bank's Capital Stock. Each stockholder of the Holding Company will be entitled to vote on any matters coming before the stockholders of the Holding Company for consideration and will be entitled to one vote for each share of Holding Company Stock owned by said stockholder.

          4.   Purchases by Officers, Directors and Associates Following Stock
               ---------------------------------------------------------------
               Conversion.
               ----------

               Without the prior written approval of the FDIC and the Administrator, Officers and directors of the Converted Bank and Officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Stock Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the Secretary of State of North Carolina and/or the SEC. Notwithstanding the preceding sentence, this restriction shall not apply to (i) negotiated transactions involving more than 1% of the total outstanding shares of Holding Company Stock, (ii) purchases made and shares held by a Tax-Qualified Employee Stock Benefit Plan or non-tax-qualified employee stock benefit plans which may be attributable to Officers or directors may be made without FDIC or Administrator permission or the use of a broker or dealer, and (iii) any transaction occurring after the consummation of the Bank Conversion as set forth in Paragraph VII.B. herein unless the Administrator's approval of or the FDIC's notice of intent not to object to the Bank Conversion otherwise requires.

     H.   Mailing of Offering Materials and Collation of Subscriptions.
          ------------------------------------------------------------

          The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 12 months after approval of the Plan at the Special Meeting, which time period may be extended up to an additional 12 months by amendment to this Plan. After approval of the Plan by the appropriate regulatory authorities and the declaration of the effectiveness of the Subscription and Community Prospectus by the SEC, the Holding Company shall distribute such Subscription and Community Prospectus and Order Forms for the purchase of shares in accordance with the terms of the Plan.

          The recipient of an Order Form will be provided neither fewer than 20 days nor more than 45 days from the date of mailing, unless extended, to complete, execute and return properly the Order Form to the Holding Company or the Bank. Self-addressed, postage paid return envelopes will accompany these forms when mailed. The Bank or Holding Company will collate the returned executed Order Forms upon completion of the Subscription Offering. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such person of any rights to purchase shares of Conversion Stock hereunder.

          The sale of all shares of Conversion Stock shall be completed within 45 days after the last day of the Subscription Offering unless extended by the Holding Company and the Bank with the approval of the FDIC and the Administrator.

     I.   Method of Payment.
          -----------------

          Payment for all shares of Conversion Stock subscribed for in the Subscription and Community Offerings must be received in full by the Bank or the Holding Company, together with properly completed and executed Order Forms, indicating thereon the number of shares being subscribed for and such other information as may be required thereon, and, in the case of orders submitted at an office of the Bank, executed Forms of Certification as required by regulations, on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company and the Bank; provided, however, that payment by Tax-Qualified Employee Stock Benefit Plans for Conversion Stock may be made to the Bank concurrently with the completion of the Stock Conversion.

          Payment for all shares of Conversion Stock may be made in cash (if delivered in person) or by check or money order, or, if the subscriber has a Savings Account in the Bank (including a certificate of deposit), the subscriber may authorize the Bank to charge the subscriber's Savings Account for the purchase amount. The Bank shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription and Community Offerings from the date payment is received until the Stock Conversion is completed or terminated. The Bank shall not knowingly loan funds or otherwise extend credit to any person for the purpose of purchasing Conversion Stock.

          If a subscriber authorizes the Bank to charge its Savings Account, the funds may remain in the subscriber's Savings Account and continue to earn interest, but may not be used by the subscriber until all Conversion Stock has been sold or the Stock Conversion is terminated, whichever is earlier. The withdrawal will be given effect only concurrently with the sale of all shares of Conversion Stock in the Stock Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Bank will allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be cancelled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

          Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, and in the case of an employee stock ownership plan together with evidence of a loan commitment from the Holding Company or an unrelated financial institution for the purchase of the shares of the Conversion Stock, during the Subscription Offering and by making payment for the shares of Conversion Stock on the date of the closing of the Stock Conversion. Following the Stock Conversion, the Converted Bank and the Commercial Bank may make scheduled discretionary payments to such Tax-Qualified Employee Stock Benefit Plans provided such contributions do not cause the Converted Bank or the Commercial Bank to fail to meet net worth or other regulatory capital requirements.

     J.   Undelivered, Defective or Late Order Forms; Insufficient Payment.
          ----------------------------------------------------------------

          In the event an Order Form: (i) is not delivered and is returned to the Holding Company or the Bank by the United States Postal Service (or the Holding Company or the Bank is unable to locate the addressee); (ii) is not received by the Holding Company or the Bank, or is received by the Holding Company or the Bank after termination of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or the Bank may, but will not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares of Conversion Stock by such date as the Holding Company or the Bank may specify. Subscription orders, once tendered, cannot be revoked. The Holding Company's and Bank's interpretation of the terms and conditions of this Plan and acceptability of the Order Forms will be final and conclusive.

     K.   Members in Non-Qualified States or in Foreign Countries.
          -------------------------------------------------------

          The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Conversion Stock pursuant to the Plan reside. However, no such person will be offered or receive any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which any or all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Conversion Stock under this Plan reside in such state or foreign country; (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such person would require the Holding Company or the Bank or their employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; and (iii) such registration or qualification would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to any such person.

     L.   Sales Commissions.
          -----------------

          Sales commissions may be paid as determined by the Boards of Directors of the Bank and the Holding Company or their designees to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering, if the securities dealer is named by the subscriber on the Order Form. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering, the Community Offering or any other offering.

IX.  Articles of Incorporation, Certificate of Incorporation and Bylaws.

     As part of the Stock Conversion, North Carolina stock articles of incorporation and bylaws will be adopted to authorize the Converted Bank to operate as a North Carolina capital stock savings bank. By approving the Plan, the Members of the Bank will thereby approve amending the Bank's existing North Carolina mutual articles of incorporation and bylaws to read in the form of North Carolina stock articles of incorporation and bylaws. Prior to completion of the Stock Conversion, the proposed North Carolina stock articles of incorporation and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XV below. The effective date of the amendment of the Bank's existing North Carolina mutual articles of incorporation and bylaws to read in the form of North Carolina stock articles of incorporation and bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Stock Conversion.

     As part of the Bank Conversion, a North Carolina commercial bank certificate of incorporation and bylaws will be adopted in connection with the conversion of the Converted Bank to a North Carolina commercial bank. By approving the Plan, the Members of the Bank will thereby approve such North Carolina commercial bank certificate of incorporation and bylaws. Prior to completion of the Bank Conversion, the North Carolina commercial bank certificate of incorporation and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XV below. The effective date of the certificate of incorporation and bylaws of the Commercial Bank shall be the date of the consummation of the Bank Conversion.

X.   Registration and Market Making.

     In connection and concurrently with the Stock Conversion, the Holding Company shall register the Holding Company Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister the Holding Company Stock for a period of three years thereafter.

     The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the Holding Company Stock. The Holding Company shall also use its best efforts to have the Holding Company Stock quoted on the Nasdaq or listed on a national or regional securities exchange.

XI.  Status of Savings Accounts and Loans Subsequent to Conversion.

     All Savings Accounts in the Bank will retain the same status after Conversion as these accounts had prior to the Conversion. Subject to Paragraph VIII.I. hereof, each holder of a Savings Account in the Bank shall retain, without payment, a withdrawable Savings Account or Savings Accounts in the Converted Bank, equal in dollar amount and on the same terms and conditions (except with respect to voting and liquidation rights) as in effect prior to consummation of the Stock Conversion. Each Person holding a Savings Account at the Converted Bank as of immediately prior to consummation of the Bank Conversion as set forth in Paragraph VII.B. herein shall receive, without payment, a withdrawable Savings Account or Savings Accounts in the Commercial Bank equal in dollar amount and on the same terms and conditions as in effect as of immediately prior to the consummation of the Bank Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Conversion as these loans had prior to Conversion.

     After the Stock Conversion, holders of Savings Accounts in and obligors on loans of the Bank will not have voting rights in the Converted Bank. After the Bank Conversion, holders of Savings Accounts in and obligors on loans of the Converted Bank will not have voting rights in the Commercial Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of the Conversion Stock. Holders of Savings Accounts in and obligors on loans of the Converted Bank and the Commercial Bank will not have any voting rights in the Holding Company except and to the extent that such persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Bank's and the Commercial Bank's Capital Stock.

XII. Effect of Conversion.

     Upon consummation of the Stock Conversion, the corporate existence of the Bank shall not cease, but the Converted Bank shall be deemed to be a continuation of the Bank, and shall succeed to all the rights, interests, duties and obligations of the Bank as in existence as of immediately prior to the consummation of the Stock Conversion as described in Paragraph VII.A. herein, including but not limited to all rights and interests of the Bank in and to its assets and properties, whether real, personal or mixed.

     Upon completion of the Bank Conversion, the corporate existence of the Converted Bank shall not cease, but the Commercial Bank shall be deemed to be a continuation of the Converted Bank, and shall succeed to all the rights, interests, duties and obligations of the Converted Bank as in existence as of immediately prior to the consummation of the Bank Conversion as described in Paragraph VII.B. herein, including but not limited to all rights and interests of the Converted Bank in and to its assets and properties, whether real, personal or mixed.

XIII.  Liquidation Account.

     After the Conversion, holders of Savings Accounts will not be entitled to share in the residual assets after liquidation of the Converted Bank or the Commercial Bank. However, pursuant to applicable regulations, the Bank shall, at the time of the Stock Conversion, establish a Liquidation Account in an amount equal to its net worth as of the date of the latest statement of financial condition contained in the final prospectus to be used in connection with the Stock Conversion. The function of the Liquidation Account is to establish a priority on liquidation, and, except as provided in Paragraph VIII.G.2. above, the existence of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Converted Bank.

     The Liquidation Account shall be maintained by the Converted Bank subsequent to the Stock Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the Liquidation Account ("subaccount balance").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction of which the numerator is the amount of the qualifying deposit in the related Savings Account and the denominator is the total amount of the qualifying deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. Such initial subaccount balance shall not be increased but shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder to which the subaccount relates at the close of business on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date is less than the lesser of
(i) the deposit balance in such Savings Account at the close of business on any annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such savings account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Converted Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then-current adjusted subaccount balances for Savings Accounts then held before any liquidation distribution may be made to stockholders. No merger, consolidation, sale of bulk assets or similar combination or transaction with another institution insured by the FDIC shall be considered to be a complete liquidation for these purposes. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

     The Bank Conversion shall not be deemed to be a complete liquidation of the Converted Bank for purposes of the distribution of the Liquidation Account.
Upon consummation of the Bank Conversion, the Liquidation Account, and all rights and obligations of the Converted Bank in connection therewith, shall be assumed by the Commercial Bank.

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     The Liquidation Account shall be maintained by the Commercial Bank, under the same rules and conditions applicable to the Converted Bank, subsequent to the Bank Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Commercial Bank.

XIV. Restrictions on Acquisition of Holding Company.

          A. Present regulations provide that for a period of three years following completion of the Stock Conversion, no person (i.e., an individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the FDIC and the Administrator. However, approval is not required for purchases directly from the Holding Company or underwriters or a selling group acting on their behalf with a view towards public resale, for purchases not exceeding 1% per annum of the shares outstanding or for the acquisition of securities by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or the Converted Bank, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of Holding Company Stock. Civil penalties may be imposed by the FDIC and the Administrator for willful violation or assistance of any violation. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of Holding Company Stock within such three-year period, without the prior approval of the FDIC and the Administrator, Holding Company Stock beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote.

          Upon consummation of the Bank Conversion, no person (i.e., an individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the Federal Reserve Board.

          B. The Holding Company may provide in its certificate of incorporation a provision that, for a specified period of up to five years following the date of the completion of the Stock Conversion, no person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock except with respect to purchases by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Converted Bank. The Holding Company may provide in its certificate of incorporation for such other provisions affecting the acquisition of Holding Company Stock as shall be determined by its Board of Directors.

XV.  Interpretation and Amendment or Termination of the Plan.

     The Bank's Board of Directors shall have the sole discretion to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to giving preference to natural persons and trusts of natural persons who are permanent Residents of the Bank's Local Community, and any and all interpretations, applications and determinations made by the Board of Directors in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Bank and its Members and subscribers in the Subscription and Community Offerings, subject to the authority of the FDIC and the Administrator.

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      If deemed necessary or desirable, the Plan may be substantively amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the Bank's Board of Directors. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Bank's Board of Directors at any time prior to the Special Meeting and at any time following such Special Meeting with the concurrence of the FDIC and the Administrator. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another Special Meeting.

      In the event that mandatory new regulations pertaining to the Conversion are adopted by the FDIC, the Administrator, the Federal Reserve Board, or the Commissioner, or any successor agency, prior to the completion of the Conversion, the Plan will be amended to conform to the new mandatory regulations without a resolicitation of proxies or another Special Meeting. In the event that new conversion regulations adopted by the FDIC, the Administrator, the Federal Reserve Board, or the Commissioner, or any successor agency, prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another Special Meeting.

      By adoption of the Plan, the Bank's Members authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

XVI.  Expenses of the Conversion.

      The Holding Company and the Bank will use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XVII. Contributions to Tax-Qualified Employee Stock Benefit Plans.

      The Holding Company, the Converted Bank and the Commercial Bank may make scheduled discretionary contributions to their Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Converted Bank or the Commercial Bank to fail to meet then-applicable regulatory capital requirements.


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